                                                                    Exhibit 23.7


                       [Weil Gotshal & Manges Letterhead]







                               September 17, 1999


Aircraft Finance Trust
c/o Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890


            Re: Aircraft Finance Trust, Series 1999-1


Ladies and Gentlemen:


            Reference is made to Amendment No. 1 to the Registration Statement on Form S-4 (the "Registration Statement") (file no. 333-82153) of Aircraft Finance Trust, a Delaware business trust (the "Company"), relating to the Company's Exchange Offer with respect to its Class A-1, Class A-2, Class B and Class C Notes.



            We hereby consent to (i) the reference to our firm in the "The Initial Aircraft and Initial Leases - Bankruptcy considerations relating to "true sale" and "consolidation issues" and "Taxation - U.S. Federal Income Tax Consequences - Tax Characterization of Aircraft Finance as a Partnership" sections of the prospectus which forms a part of the Registration Statement, and
(ii) the filing of this letter as an exhibit to the Registration Statement.


                                   Sincerely,

                                   /s/ Weil, Gotshal & Manges LLP